Exhibit 99.1

FOR IMMEDIATE RELEASE

CASELLA WASTE SYSTEMS, INC. ANNOUNCES RESULTS FOR EIGHT MONTH TRANSITION PERIOD; AND REAFFIRMS 2015 GUIDANCE

RUTLAND, VERMONT (February 25, 2015) — Casella Waste Systems, Inc. (NASDAQ: CWST), a regional solid waste, recycling and resource management services company, today reported financial results for the eight month transition period ended December 31, 2014 (“Transition Period 2014”). The company also reaffirms guidance for its next full fiscal year ending December 31, 2015.

Transition Period 2014 Financial Highlights

•	Revenues for Transition Period 2014 were $368.4 million up 8.3% from the same period in 2013, exceeding the company’s previously announced guidance range of $356.0 million to $366.0 million.

•	Adjusted EBITDA* for Transition Period 2014 was $74.7 million up $1.7 million from the same period in 2013, at the high end of the company’s previously announced guidance range of $71.0 million to $75.0 million. Excluding the impact of the closure of the Worcester landfill, the company’s Adjusted EBITDA was up $4.5 million from the same period in 2013.

•	Overall solid waste pricing was up 1.0%, mainly driven by strong residential and commercial collection pricing up 2.2%.

“Over the last two years, we have successfully refocused the company’s strategy and made excellent progress towards our long-term goals,” said John W. Casella, chairman and CEO of Casella Waste Systems, said. “We continue to execute on each of our key management strategies with notable gains at our landfills, where we have increased annualized landfill volumes by 660,000 tons per year since fiscal year 2013, up from 3.6 million tons per year to 4.2 million tons per year.”

“We continue to see competitor disposal facilities permanently close across the Northeast, with roughly 1.5 million tons of annual disposal capacity closed over the last three years and another 1.3 million tons of annual disposal capacity expected to close over the next several years,” Casella said. “We have excellent asset positioning in these markets, and have been able to capitalize on the changing dynamics to gain market share, improve pricing, and drive higher cash flows and returns. We expect to further take advantage of these improving disposal market dynamics in fiscal year 2015 through our focused sales efforts and targeted pricing initiatives.”

“Since late 2014 and into early 2015, recycling commodity prices have continued to decline, with the average commodity revenue per ton down roughly 25% since October 2014,” Casella said. “We believe that these declines in recycling commodity prices are not short-lived, but rather reflect changing international markets for recycled commodity products, including lower demand from the Chinese markets due to slower economic growth and growth in the Chinese domestic markets. We have taken action to begin to reshape our recycling business model through increased tipping fees at our recycling facilities and pricing increases to our collection customers to reflect the dramatically lower recycling commodity values. We expect these actions to offset a significant portion of the impact associated with lower commodity prices in fiscal year 2015.”

For Transition Period 2014, revenues were $368.4 million, up $28.3 million, or 8.3%, from the same period in 2013, with revenue growth mainly driven by higher solid waste disposal volumes, Customer Solutions growth, and acquisitions.

Adjusted EBITDA was $74.7 million for Transition Period 2014, up $1.7 million from the same period in 2013. Excluding the negative impact of the closure of the Worcester landfill, Adjusted EBITDA was up $4.5 million from the same period last year. In addition, higher than anticipated healthcare costs negatively impacted results in Transition Period 2014, with healthcare costs up $2.6 million from the same period in 2013.

Operating income was $22.1 million for Transition Period 2014, up $0.2 million from the same period in 2013. Transition Period 2014 includes a $1.0 million environmental remediation charge associated with the movement of stockpiled earth at our Southbridge landfill, a $0.6 million gain resulting from the reversal of the excess remaining reserves not needed to complete the site improvements related to the divestiture of our BioFuels operation, and $0.5 million of expenses related to our change in fiscal year end; while the same period in 2013 included a $0.4 million environmental remediation charge, $0.1 million of expense from divestiture, and $0.2 million of severance and reorganization costs.

The company’s net loss attributable to common stockholders was ($6.0) million, or ($0.15) per share for Transition Period 2014, compared to ($3.7) million, or ($0.09) per share for the same period in 2013. In addition to the unusual items identified above, Transition Period 2014 includes a $2.3 million impairment of our investment in RecycleRewards, Inc., while the 2013 period included a $0.8 million gain on the divestiture of the Company’s 50% membership interest in US GreenFiber LLC and a $0.1 million loss from discontinued operations.

“Overall, our team has done an excellent job driving higher revenues in each of our business lines,” Casella said. “We’re pleased with the execution of our key management strategies to date and, while we still have work to do, we are optimistic about the company’s positioning for 2015 and beyond.”

Outlook

The company reaffirmed guidance for its next full fiscal year ending December 31, 2015, by estimating results in the following ranges:

•	Revenues between $520 million and $530 million (as compared to $525.9 million for the twelve months ended December 31, 2014);

•	Adjusted EBITDA* between $103 million and $107 million (as compared to $96.9 million for the twelve months ended December 31, 2014); and

•	Free Cash Flow* between $14 million and $18 million (as compared to ($9.7) million for the twelve months ended December 31, 2014).

The company provided the following assumptions that are built into its fiscal year 2015 outlook:

•	No material changes in the regional economy from the last 12 months.

•	In the solid waste business, revenue growth of between 0% and 2%, with price growth from 1% to 2%.

•	In the recycling business, overall revenue declines of between (10%) and (14%), driven by lower commodity price, partially offset by higher volumes.

•	In the Other segment, revenue growth of between 1% and 2%, principally due to growth in the Customer Solutions group.

•	No acquisitions beyond the above-mentioned roll-over impact of the acquisitions completed during the last 12 months are included.

•	Capital Expenditures of between $45 million and $48 million, and payments on operating leases of roughly $6.5 million.

Conference call to discuss quarter

The Company will host a conference call to discuss these results on Thursday, February 26, 2015 at 10:00 a.m. Eastern Time. Individuals interested in participating in the call should dial (877) 838-4153 or for international participants (720) 545-0037 at least 10 minutes before start time. The call will also be webcast; to listen, participants should visit Casella Waste Systems’ website at http://ir.casella.com and follow the appropriate link to the webcast. A replay of the call will be available on the company’s website, or by calling (855) 859-2056 or (404) 537-3406 (Conference ID 76800251) until 11:59 p.m. ET on Thursday, March 5, 2015.

About Casella Waste Systems, Inc.

Casella Waste Systems, Inc., headquartered in Rutland, Vermont, provides solid waste management services consisting of collection, transfer, disposal, and recycling services in the northeastern United States. For further information, investors contact Ned Coletta, Chief Financial Officer at (802) 772-2239; media contact Joseph Fusco, Vice President at (802) 772-2247; or visit the company’s website at http://www.casella.com.

*Non-GAAP Financial Measures

In addition to disclosing financial results prepared in accordance with Generally Accepted Accounting Principles in the United States (“GAAP”), the company also discloses earnings before interest, taxes, depreciation and amortization, adjusted for accretion, depletion of landfill operating lease obligations, gain on sale of assets, development project charge write-offs, legal settlement costs, tax settlement costs, bargain purchase gains, asset impairment charges, environmental remediation charges, severance and reorganization costs, (gains) expenses from divestiture, acquisition and financing costs, gains on the settlement of acquisition related contingent consideration, fiscal year-end transition costs, as well as losses on divestiture (“Adjusted EBITDA”) which is a non-GAAP measure.

The company also discloses earnings before interest, taxes, adjusted for gain on sale of assets, development project charge write-offs, legal settlement charges, tax settlement costs, bargain purchase gains, asset impairment charges, environmental remediation charges, severance and reorganization costs, (gains) expenses from divestiture, acquisition and financing costs, gains on the settlement of acquisition related contingent consideration, fiscal year-end transition costs, as well as losses on divestiture (“Adjusted Operating Income”) which is a non-GAAP measure.

The company also discloses net cash provided by operating activities, less capital expenditures (excluding acquisition related capital expenditures), less payments on landfill operating leases, less assets acquired through financing leases, plus proceeds from the sale of property and equipment, plus contributions from non-controlling interest holders (“Free Cash Flow”), which is a non-GAAP measure.

And lastly, the company discloses Free Cash Flow plus landfill closure, site improvement and remediation expenditures, plus new contract and project capital expenditures (“Normalized Free Cash Flow”), which is a non-GAAP measure.

Adjusted EBITDA and Adjusted Operating Income are reconciled to net income (loss), while Free Cash Flow and Normalized Free Cash Flow are reconciled to net cash provided by operating activities.

The company presents Adjusted EBITDA, Adjusted Operating Income, Free Cash Flow, and Normalized Free Cash Flow because it considers them important supplemental measures of its performance and believes they are frequently used by securities analysts, investors and other interested parties in the evaluation of the company’s results. Management uses these non-GAAP measures to further understand the company’s “core operating performance.” The company believes its “core operating performance” is helpful in understanding its ongoing performance in the ordinary course of operations. The company believes that providing Adjusted EBITDA, Adjusted Operating Income, Free Cash Flow, and Normalized Free Cash Flow to investors, in addition to corresponding income statement and cash flow statement measures, affords investors the benefit of viewing its performance using the same financial metrics that the management team uses in making many key decisions and understanding how the core business and its results of operations has performed. The company further believes that providing this information allows its investors greater transparency and a better understanding of its core financial performance. In addition, the instruments governing the company’s indebtedness use EBITDA (with additional adjustments) to measure its compliance with covenants.

Non-GAAP financial measures are not in accordance with or an alternative for GAAP. Adjusted EBITDA, Adjusted Operating Income, Free Cash Flow, and Normalized Free Cash Flow should not be considered in isolation from or as a substitute for financial information presented in accordance with GAAP, and may be different from Adjusted EBITDA, Adjusted Operating Income, Free Cash Flow, or Normalized Free Cash Flow presented by other companies.

Safe Harbor Statement

Certain matters discussed in this press release are “forward-looking statements” intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements can generally be identified as such by the context of the statements, including words such as “believe,” “expect,” “anticipate,” “plan,” “may,” “will,” “would,” “intend,” “estimate,” “guidance” and other similar expressions, whether in the negative or affirmative. These forward-looking statements are based on current expectations, estimates, forecasts and projections about the industry and markets in which we operate and management’s beliefs and assumptions. We cannot guarantee that we actually will achieve the plans, intentions, expectations or guidance disclosed in the forward-looking statements made. Such forward-looking statements, and all phases of our operations, involve a number of risks and uncertainties, any one or more of which could cause actual results to differ materially from those described in our forward-looking statements. Such risks and uncertainties include or relate to, among other things: adverse weather conditions that have negatively impacted and may continue to negatively impact our revenues and our operating margin; current economic conditions that have adversely affected and may continue to adversely affect our revenues and our operating margin; we may be unable to increase volumes at our landfills or improve our route profitability; our need to service our indebtedness may limit our ability to invest in our business; we may be unable to reduce costs or increase pricing or volumes sufficiently to achieve estimated Adjusted EBITDA and other targets; landfill operations and permit status may be affected by factors outside our control; we may be required to incur capital expenditures in excess of our estimates; fluctuations in energy pricing or the commodity pricing of our recyclables may make it more difficult for us to predict our results of operations or meet our estimates; and we may incur environmental charges or asset impairments in the future. There are a number of other important risks and uncertainties that could cause our actual results to differ materially from those indicated by such forward-looking statements. These additional risks and uncertainties include, without limitation, those detailed in Item 1A, “Risk Factors” in our Form 10-K for the year ended April 30, 2014 and in our Form 10-Q for the quarterly period ended October 31, 2014.

We undertake no obligation to update publicly any forward-looking statements whether as a result of new information, future events or otherwise, except as required by law.

Investors:

Ned Coletta

Chief Financial Officer

(802) 772-2239

Media:

Joseph Fusco

Vice President

(802) 772-2247

http://www.casella.com

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except amounts per share)

	Eight Months Ended
	December 31, 2014	December 31, 2013
		(Unaudited)
Revenues	$368,374	$340,069
Operating expenses:
Cost of operations	258,650	236,076
General and administration	45,732	40,803
Depreciation and amortization	41,485	40,618
Environmental remediation charge	950	400
(Gain) expense from divestiture, acquisition and financing costs	(553)	120
Severance and reorganization costs	—	161

	346,264	318,178

Operating income	22,110	21,891

Other expense/(income), net:
Interest expense, net	25,392	25,173
Loss from equity method investments	—	1,027
Gain on sale of equity method investment	—	(815)
Impairment of investments	2,320	—
Loss (gain) on derivative instruments	225	(69)
Other income	(720)	(603)

Other expense, net	27,217	24,713

Loss from continuing operations before income taxes and discontinued operations	(5,107)	(2,822)
Provision for income taxes	703	1,162

Loss from continuing operations before discontinued operations	(5,810)	(3,984)

Discontinued operations:(i)
Income from discontinued operations, net of income taxes	—	284
Loss on disposal of discontinued operations, net of income taxes	—	(378)

Net loss	(5,810)	(4,078)

Less: Net income (loss) attributable to noncontrolling interests	208	(355)

Net loss attributable to common stockholders	$(6,018)	$(3,723)

Basic and diluted weighted average common shares outstanding	40,262	39,774

Basic and diluted net loss per common share	$(0.15)	$(0.09)

Adjusted EBITDA	$74,695	$72,957

(i) Discontinued Operations

In fiscal year 2013, we initiated a plan to dispose of KTI BioFuels, Inc. (“BioFuels”) and as a result, the assets associated with BioFuels were classified as held-for-sale and the results of operations were recorded as income from discontinued operations. Assets of the disposal group previously classified as held-for-sale, and subsequently included in discontinued operations, included certain inventory along with plant and equipment. In the first quarter of fiscal year 2014, we executed a purchase and sale agreement with ReEnergy Lewiston LLC (“ReEnergy”), pursuant to which we agreed to sell certain assets of BioFuels, which was located in our Eastern region, to ReEnergy. We agreed to sell the BioFuels assets for undiscounted purchase consideration of $2,000, which was to be paid to us in equal quarterly installments over five years commencing November 1, 2013, subject to the terms of the purchase and sale agreement. The related note receivable, which ReEnergy paid in full in the eight months ended December 31, 2014, was recorded in current and non-current assets of discontinued operations in the consolidated balance sheets as of April 30, 2014. We recognized a $378 loss on disposal of discontinued operations in the eight months ended December 31, 2013 associated with the disposition.

The operating results of these operations, including those related to prior years, have been reclassified from continuing to discontinued operations in the accompanying consolidated financial statements. Revenues and income before income taxes attributable to discontinued operations for the eight months ended December 31, 2014 and 2013, respectively, are as follows:

	Eight Months Ended December 31,
	2014	2013
Revenues	$—	$3,316
Income before income taxes	$—	$284

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

ASSETS	December 31, 2014	April 30, 2014
CURRENT ASSETS:
Cash and cash equivalents	$2,205	$2,464
Restricted cash	76	76
Accounts receivable—trade, net of allowance for doubtful accounts	55,750	52,603
Other current assets	20,638	15,662

Total current assets	78,669	70,805
Property, plant and equipment, net of accumulated depreciation and amortization	414,542	403,424
Goodwill	119,170	119,139
Intangible assets, net	11,808	13,420
Restricted assets	6,632	681
Cost method investments	14,432	16,752
Other non-current assets	24,542	25,676

Total assets	$669,795	$649,897

LIABILITIES AND STOCKHOLDERS' DEFICIT
CURRENT LIABILITIES:
Current maturities of long-term debt and capital leases	$1,656	$885
Accounts payable	48,518	51,788
Other accrued liabilities	36,258	37,073

Total current liabilities	86,432	89,746
Long-term debt and capital leases, less current maturities	534,055	507,134
Other long-term liabilities	61,328	61,554
Total stockholders' deficit	(12,020)	(8,537)

Total liabilities and stockholders’ deficit	$669,795	$649,897

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Eight Months Ended
	December 31, 2014	December 31, 2013
		(Unaudited)
Cash Flows from Operating Activities:
Net loss	$(5,810)	$(4,078)
Income from discontinued operations, net	—	(284)
Loss on disposal of discontinued operations, net	—	378
Adjustments to reconcile net loss to net cash provided by operating activities—
Gain on divestiture	(553)	—
Gain on sale of property and equipment	(197)	(544)
Depreciation and amortization	41,485	40,618
Depletion of landfill operating lease obligations	7,799	7,021
Interest accretion on landfill and environmental remediation liabilities	2,366	2,746
Amortization of discount on senior subordinated notes	173	159
Loss from equity method investments	—	804
Impairment of investments	2,320	—
Gain on sale of equity method investment	—	(593)
Loss (gain) on derivative instruments	225	(69)
Stock-based compensation expense	1,639	1,649
Excess tax benefit on the vesting of share based awards	(84)	—
Deferred income taxes	605	1,003
Changes in assets and liabilities, net of effects of acquisitions and divestitures	(11,682)	(23,040)

Net Cash Provided by Operating Activities	38,286	25,770

Cash Flows from Investing Activities:
Acquisitions, net of cash acquired	(360)	(8,519)
Acquisition related additions to property, plant and equipment	(45)	(2,412)
Additions to property, plant and equipment	(55,016)	(31,090)
Payments on landfill operating lease contracts	(4,739)	(5,804)
Payments related to investments	—	(2,023)
Proceeds from sale of equity method investment	—	2,845
Proceeds from sale of property and equipment	463	1,172

Net Cash Used In Investing Activities	(59,697)	(45,831)

Cash Flows from Financing Activities:
Proceeds from long-term borrowings	136,800	110,190
Principal payments on long-term debt	(109,281)	(88,684)
Change in restricted cash	(5,819)	—
Payments of financing costs	(2,605)	(388)
Proceeds from the exercise of share based awards	143	—
Excess tax benefit on the vesting of share based awards	84	—

Net Cash Provided By Financing Activities	19,322	21,118

Net Cash Provided By (Used In) Discontinued Operations	1,830	(117)

Net (decrease) increase in cash and cash equivalents	(259)	940
Cash and cash equivalents, beginning of period	2,464	1,755

Cash and cash equivalents, end of period	$2,205	$2,695

Supplemental Disclosures:
Cash interest	$18,439	$18,724
Cash income taxes, net of refunds	$182	$618

Following is a reconciliation of Adjusted EBITDA and Adjusted Operating Income to Net Loss:

	Eight Months Ended
	December 31, 2014	December 31, 2013
Net Loss	$(5,810)	$(4,078)
Income from discontinued operations, net	—	(284)
Loss on disposal of discontinued operations, net	—	378
Provision for income taxes	703	1,162
Other expense (income), net	1,825	(460)
Interest expense, net	25,392	25,173
(Gain) expense from divestiture, acquisition and financing costs	(553)	120
Severance and reorganization costs	—	161
Environmental remediation charge	950	400
Depreciation and amortization	41,485	40,618
Fiscal year-end transition costs	538	—
Depletion of landfill operating lease obligations	7,799	7,021
Interest accretion on landfill and environmental remediation liabilities	2,366	2,746

Adjusted EBITDA	$74,695	$72,957
Depreciation and amortization	(41,485)	(40,618)
Depletion of landfill operating lease obligations	(7,799)	(7,021)
Interest accretion on landfill and environmental remediation liabilities	(2,366)	(2,746)

Adjusted Operating Income *	$23,045	$22,572

Following is a reconciliation of Free Cash Flow and Normalized Free Cash Flow to Net Cash Provided by Operating Activities:

	Eight Months Ended
	December 31, 2014	December 31, 2013
Net Cash Provided by Operating Activities	$38,286	$25,770
Capital expenditures	(55,016)	(31,090)
Payments on landfill operating lease contracts	(4,739)	(5,804)
Proceeds from sale of property and equipment	463	1,172

Free Cash Flow	$(21,006)	$(9,952)

Landfill closure, site improvement and remediation expenditures (i)	6,882	2,483
New contract and project capital expenditures (ii)	11,048	94

Normalized Free Cash Flow *	$(3,076)	$(7,375)

(i)	Includes cash outlays associated with the following identified items: Worcester landfill capping, BioFuels site improvement, and Maine Energy decommissioning, demolition and site remediation.
(ii)	Includes cash outlays related to capital investments associated with certain new contracts and projects, including: the Thiopaq gas treatment system, the Lewiston, ME Zero-Sort material recovery facility, the Rockland, NY material recovery facility, the Concord, NH waste services contract, the City of Boston, MA recycling contract, and the Brookline, MA, Otsego, NY, Tompkins, NY and Schoharie, NY transfer stations.

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES

SUPPLEMENTAL DATA TABLES

(Unaudited)

(In thousands)

Amounts of our total revenues attributable to services provided for the eight months ended December 31, 2014 and 2013 are as follows:

	Eight Months Ended December 31,
	2014	% of Total Revenue	2013	% of Total Revenue
Collection	$157,809	42.8%	$153,156	45.0%
Disposal	102,304	27.8%	93,015	27.4%
Power generation	5,049	1.4%	5,478	1.6%
Processing	6,643	1.8%	7,124	2.1%

Solid waste operations	271,805	73.8%	258,773	76.1%
Organics	27,012	7.3%	25,035	7.4%
Customer solutions	35,816	9.7%	26,947	7.9%
Recycling	33,741	9.2%	29,314	8.6%

Total revenues	$368,374	100.0%	$340,069	100.0%

Components of revenue growth for the eight months ended December 31, 2014 compared to the eight months ended December 31, 2013 are as follows:

	Amount	% of Related Business	% of Solid Waste Operations	% of Total Company
Solid Waste Operations:
Collection	$2,528	1.7%	1.0%	0.7%
Disposal	98	0.1%	0.1%	0.1%

Solid Waste Yield	2,626		1.1%	0.8%
Collection	1,173		0.5%	0.3%
Disposal	10,605		4.1%	3.1%
Processing	(96)		-0.1%	0.0%

Solid Waste Volume	11,682		4.5%	3.4%
Fuel surcharge	(9)		0.0%	0.0%
Commodity price & volume	(624)		-0.3%	-0.2%
Acquisitions, net divestitures	3,696		1.4%	1.1%
Closed landfill	(4,339)		-1.7%	-1.3%

Total Solid Waste	13,032		5.0%	3.8%

Organics	1,977			0.6%

Customer Solutions	8,869			2.6%

Recycling Operations:			% of Recycling Operations
Commodity price	254		0.8%	0.1%
Commodity volume	3,098		10.6%	0.9%
Commodity acquisition	1,075		3.7%	0.3%

Total Recycling	4,427		15.1%	1.3%

Total Company	$28,305			8.3%

Solid Waste Internalization Rates by Region for the eight months ended December 31, 2014 and 2013 are as follows:

	Eight Months Ended December 31,
	2014	2013
Eastern region	52.9%	51.8%
Western region	79.0%	74.8%
Solid waste internalization	65.6%	63.4%

Components of Capital Expenditures for the eight months ended December 31, 2014 and 2013 are as follows (i):

	Eight Months Ended December 31,
	2014	2013
Landfill development	$19,265	$15,412
Vehicles, machinery, equipment and containers	29,471	12,124
Facilities	4,795	2,803
Other	1,485	751

Total capital expenditures	$55,016	$31,090

(i)	Does not include acquisition related capital expenditures, which are defined as costs of equipment added directly as a result of new business growth related to an acquisition.

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES

SUPPLEMENTAL DATA TABLES (Continued)

(Unaudited)

(In thousands)

We have provided the following unaudited financial results for the three months ended March 31, 2014, June 30, 2014, September 30, 2014 and December 31, 2014 and for twelve months ended December 31, 2014. This information has been prepared by and is the responsibility of management. The financial results provided may be subject to adjustment as a result of the completion of review procedures by our independent registered public accounting firm as a part of the quarterly reviews they perform over the quarterly interim periods of our fiscal year ending December 31, 2015.

Condensed consolidated statements of operations by quarter for the twelve months ended December 31, 2014 are as follows:

	Three Months Ended				Twelve Months Ended December 31, 2014
	March 31, 2014	June 30, 2014	September 30, 2014	December 31, 2014
Revenues	$113,197	$137,279	$141,924	$133,538	$525,938
Operating expenses:
Cost of operations	86,404	97,218	98,228	95,316	377,166
General and administration	16,387	15,594	17,215	17,597	66,793
Depreciation and amortization	13,608	17,167	15,787	14,644	61,206
Asset impairment charge	—	7,455	—	—	7,455
Development project charge	1,440	(46)	—	—	1,394
Environmental remediation charge	—	—	75	875	950
Severance and reorganization costs	80	350	(4)	—	426
Expense (gain) from divestiture, acquisition and financing costs	10	14	—	(553)	(529)
Gain on settlement of acquisition related contingent consideration	(1,058)	—	—	—	(1,058)

	116,871	137,752	131,301	127,879	513,803

Operating loss	(3,674)	(473)	10,623	5,659	12,135

Other expense/(income), net:
Interest expense, net	9,496	9,503	9,440	9,643	38,082
Income from equity method investments	(27)	(63)	—	—	(90)
Loss on sale of equity method investment	221	—	—	—	221
Loss (gain) on derivative instruments	150	298	(82)	209	575
Impairment of investments	—	—	—	2,320	2,320
Other income	(207)	(361)	(204)	(405)	(1,177)

	9,633	9,377	9,154	11,767	39,931

(Loss) income from continuing operations before income taxes	(13,307)	(9,850)	1,469	(6,108)	(27,796)
Provision for income taxes	303	528	229	280	1,340

Net (loss) income	(13,610)	(10,378)	1,240	(6,388)	(29,136)

Less: Net (loss) income attributable to noncontrolling interests	(187)	(3,723)	160	5	(3,745)

Net (loss) income attributable to common stockholders	$(13,423)	$(6,655)	$1,080	$(6,393)	$(25,391)

Amounts of our total revenues attributable to services provided by quarter for the twelve months ended December 31, 2014 are as follows:
	Three Months Ended				Twelve Months Ended December 31, 2014
	March 31, 2014	June 30, 2014	September 30, 2014	December 31, 2014
Collection	$52,543	$58,368	$60,648	$57,587	$229,146
Disposal	24,075	38,128	39,561	36,304	138,068
Power generation	3,349	1,998	1,902	1,834	9,083
Processing	1,708	2,817	2,819	1,976	9,320

Solid waste operations	81,675	101,311	104,930	97,701	385,617
Organics	9,276	10,715	10,129	9,684	39,804
Customer solutions	11,885	13,274	13,559	13,547	52,265
Recycling	10,361	11,979	13,306	12,606	48,252

Total revenues	$113,197	$137,279	$141,924	$133,538	$525,938

Components of our capital expenditures by quarter for the twelve months ended December 31, 2014 are as follows (i):
	Three Months Ended				Twelve Months Ended December 31, 2014
	March 31, 2014	June 30, 2014	September 30, 2014	December 31, 2014
Landfill development	$3,813	$6,456	$7,538	$7,299	$25,106
Vehicles, machinery, equipment and containers	3,051	8,311	10,582	12,753	34,697
Facilities	339	912	1,390	3,046	5,687
Other	274	149	199	1,140	1,762

Total capital expenditures	$7,477	$15,828	$19,709	$24,238	$67,252

(i) Does not include acquisition related capital expenditures, which are defined as costs of equipment added directly as a result of new business growth related to an acquisition.

Following is a reconciliation of Adjusted Operating (Loss) Income to Adjusted EBITDA to Net (Loss) Income by quarter for the twelve months ended December 31, 2014:
	Three Months Ended				Twelve Months Ended December 31, 2014
	March 31, 2014	June 30, 2014	September 30, 2014	December 31, 2014
Net (Loss) Income	$(13,610)	$(10,378)	$1,240	$(6,388)	$(29,136)
Provision for income taxes	303	528	229	280	1,340
Other expense (income), net	137	(126)	(286)	2,124	1,849
Interest expense, net	9,496	9,503	9,440	9,643	38,082
Expense (gain) from divestiture, acquisition and financing costs	10	14	—	(553)	(529)
Severance and reorganization costs	80	350	(4)	—	426
Environmental remediation charge	—	—	75	875	950
Depreciation and amortization	13,608	17,167	15,787	14,644	61,206
Fiscal year-end transition costs	—	—	336	202	538
Asset impairment charge	—	7,455	—	—	7,455
Gain on settlement of acquisition related contingent consideration	(1,058)	—	—	—	(1,058)
Development project charge	1,440	(46)	—	—	1,394
Depletion of landfill operating lease obligations	1,992	3,046	3,066	2,621	10,725
Interest accretion on landfill and environmental remediation liabilities	1,017	809	829	951	3,606

Adjusted EBITDA	$13,415	$28,322	$30,712	$24,399	$96,848
Depreciation and amortization	(13,608)	(17,167)	(15,787)	(14,644)	(61,206)
Depletion of landfill operating lease obligations	(1,992)	(3,046)	(3,066)	(2,621)	(10,725)
Interest accretion on landfill and environmental remediation liabilities	(1,017)	(809)	(829)	(951)	(3,606)

Adjusted Operating (Loss) Income	$(3,202)	$7,300	$11,030	$6,183	$21,311

Condensed consolidated statement of cash flows for the twelve months ended December 31, 2014 is as follows:

Twelve Months Ended December 31, 2014
Cash Flows from Operating Activities:
Net loss	$(29,136)
Adjustments to reconcile net loss to net cash provided by operating activities—
Gain on divestiture	(553)
Gain on sale of property and equipment	(493)
Depreciation and amortization	61,206
Depletion of landfill operating lease obligations	10,726
Interest accretion on landfill and environmental remediation liabilities	3,605
Asset impairment charge	7,455
Development project charge	1,394
Gain on settlement of acquisition related contingent consideration	(1,058)
Amortization of discount on senior subordinated notes	257
Income from equity method investments	(90)
Impairment of investments	2,320
Loss on sale of equity method investment	221
Loss on derivative instruments	575
Stock-based compensation expense	2,394
Excess tax benefit on the vesting of share based awards	(84)
Deferred income taxes	1,181
Changes in assets and liabilities, net of effects of acquisitions and divestitures	2,238

Net Cash Provided by Operating Activities	62,158

Cash Flows from Investing Activities:
Acquisitions, net of cash acquired	(146)
Acquisition related additions to property, plant and equipment	(266)
Additions to property, plant and equipment	(67,252)
Payments on landfill operating lease contracts	(5,440)
Payments related to investments	(84)
Proceeds from sale of equity method investment	597
Proceeds from sale of property and equipment	815

Net Cash Used In Investing Activities	(71,776)

Cash Flows from Financing Activities:
Proceeds from long-term borrowings	188,260
Principal payments on long-term debt	(172,977)
Change in restricted cash	(5,819)
Payments of financing costs	(2,622)
Proceeds from the exercise of share based awards	286
Excess tax benefit on the vesting of share based awards	84

Net Cash Provided By Financing Activities	7,212

Net Cash Provided By Discontinued Operations	1,916
Net decrease in cash and cash equivalents	(490)
Cash and cash equivalents, beginning of period	2,695

Cash and cash equivalents, end of period	$2,205

Supplemental Disclosures:
Cash interest	$34,877
Cash income taxes, net of refunds	$182

Following is a reconciliation of Free Cash Flow and Normalized Free Cash Flow to Net Cash Provided by Operating Activities for the twelve months ended December 31, 214:
Twelve Months Ended December 31, 2014
Net Cash Provided by Operating Activities	$62,158
Capital expenditures	(67,252)
Payments on landfill operating lease contracts	(5,440)
Proceeds from sale of property and equipment	815
Contributions from noncontrolling interest holders	—

Free Cash Flow	$(9,719)

Landfill closure, site improvement and remediation expenditures (i)	7,494
New contract and project capital expenditures (ii)	11,528

Normalized Free Cash Flow	$9,303

(i)	Includes cash outlays associated with the following identified items: Worcester landfill capping, BioFuels site improvement, and Maine Energy decommissioning, demolition and site remediation.

(ii)	Includes cash outlays related to capital investments associated with certain new contracts and projects, including: the Thiopaq gas treatment system, the Lewiston, ME Zero-Sort material recovery facility, the Rockland, NY material recovery facility, the Concord, NH waste services contract, the City of Boston, MA recycling contract, and the Brookline, MA, Otsego, NY, Tompkins, NY and Schoharie, NY transfer stations.